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                                                                   EXHIBIT 10.1


                   FIRST AMENDMENT TO EMAIL SERVICES AGREEMENT

        The following amendment (the "Amendment") is entered into by and between Critical Path, Inc. and ICQ, Inc. (together the "Parties) as of this 7th day of May, 1999.

WHEREAS, the Parties have entered into that certain Email Services Agreement dated as of January 29, 1999.

WHEREAS, the Parties now desire to amend the Agreement as provided in this Amendment below.

WHEREAS, the Parties now desire to amend the Agreement as provided in this Amendment below.

NOW THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

        1. Definitions. Any capitalized term not otherwise defined herein shall have the meanings assigned to them in the Agreement.

        2. Amendment. The Agreement shall be amended so that the existing
Section 9 shall be deleted in its entirety and replaced with the following:

        9. EXCLUSIVITY

Except as provided in this Section 9, the parties agree that the relationship created by this Agreement shall be non-exclusive, and each of the parties may enter into the same or a similar relationship with one or more third parties. Without limiting the generality of the foregoing, ICQ shall be free to enter into agreements with third parties for the use of integration of other web-based email software and services with the ICQ Service, and CP shall be free to enter into agreements with third parties pursuant to which it provides email products and services to such third parties. However, notwithstanding the foregoing, CP agrees that, during the term of this Agreement, it shall not integrate any email or email related service it provides to any entity with any instant messaging, or similar or related online, real time messaging product ("Instant Messaging Product") of that entity (or of an affiliate of that entity), nor shall CP integrate any Instant Messaging Program other than ICQ instant messaging product into any email service provided by CP to end users directly or to more than one particular customer of CP on a case-by-case basis (with any such integration for the latter still being subject to the next following sentence). Further, CP agrees that it will not assist any of its customers or partners in integrating Instant Messaging Products other than ICQ instant messaging products into any email product or service provided by CP or its affiliates, unless such customer or partners insists upon such assistance after CP has used commercially reasonably efforts to persuade such customer or partner to instead use ICQ instant messaging products and


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services. During the term of this Agreement, CP will promote ICQ as CP's preferred integrated instant messaging service and product.

        3. No Other Changes. Except as expressly amended herein, the provisions of the Agreement shall remain in full force and effect and nothing in this Amendment shall be constructed as a waiver of any of the rights and obligations of the Parties under the Agreement.

        4. Governing Law. This Amendment shall be interpreted, constructed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for it conflicts of laws principles.

        5. Counterparts. This Amendment may be executed in the counterparts, each of which will constitute an original but all of which when taken together will constitute one instrument.

        In witness whereof, the Parties have executed this Amendment on the date first written above.



ICQ, INC.                                  CRITICAL PATH, INC.


By:  /s/                                   By:  /s/
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Name:                                      Name:
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Title:                                     Title:
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